UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 01, 2025

CHAMPION HOMES, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Succession

On December 1, 2025, the Board of Directors (the “Board”) of Champion Homes, Inc. (the “Company”) appointed David A. McKinstray as Executive Vice President, Chief Financial Officer (“CFO”) and Treasurer of the Company, effective January 12, 2026 (the “Effective Date”), succeeding Laurie Hough.

Mr. McKinstray, age 41, served as Chief Financial Officer of WK Kellogg Co from October 2023 to October 2025. Prior to joining WK Kellogg Co, Mr. McKinstray served as Vice President, Integrated Business Planning of The Kellogg Company (“Kellogg”) beginning in April 2020. Additionally, Mr. McKinstray held multiple finance roles throughout his nearly 15 years at Kellogg, having served as Vice President, Finance, U.S. Commercial & Business Management from January 2019 to April 2020, Vice President, Finance, and Chief Financial Officer of Kellogg’s U.S. snacks business from April 2018 to March 2019 and Vice President, Finance, Corporate Financial Planning & Accounting and Strategy from September 2016 to April 2018. He played a leading role in several strategic initiatives at Kellogg and has significant experience in global roles across risk management, treasury and corporate and financial planning. His roles prior to Kellogg included positions in commodity risk management and trading.

There are no arrangements or understandings between Mr. McKinstray and any other persons pursuant to which Mr. McKinstray was selected as Executive Vice President, CFO and Treasurer of the Company. There are no family relationships between Mr. McKinstray and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. McKinstray

On December 1, 2025, in connection with his appointment as Executive Vice President, CFO and Treasurer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. McKinstray. Pursuant to the terms of the Employment Agreement, Mr. McKinstray is entitled to receive an annual base salary of $600,000 and an annual cash bonus, with a target and maximum annual bonus opportunity (prorated for the Company’s 2026 fiscal year) equal to 125% and 250% of annual base salary, with the actual annual bonus amount, if any, based on the achievement of certain performance objectives set by the Board. In addition, pursuant to the terms of the Employment Agreement, Mr. McKinstray will be eligible to participate in the Company’s long-term incentive plan (the “Plan”) with, beginning at the start of the Company’s 2027 fiscal year, an annual target long-term incentive award equal to 225% of annual base salary, with the actual amount, if any, determined by the Board based on Mr. McKinstray’s performance against certain performance objectives set by the Board. The Employment Agreement also provides that, as soon as practicable following the Effective Date, and subject to the terms of the Plan and the grant agreement, Mr. McKinstray will be granted a one-time sign-on award of restricted stock units having an aggregate value on the Effective Date of $650,000. The Employment Agreement provides for certain severance payments and other benefits if Mr. McKinstray’s employment with the Company is terminated other than for “cause” or if Mr. McKinstray resigns his employment for “good reason” (as both such terms are defined therein). In each such case, subject to the timely execution and non-revocation of a separation agreement containing a customary release of claims and reaffirming continued compliance with the restrictive covenants set forth in the Employment Agreement, Mr. McKinstray would be entitled to receive base salary and annual bonus (at target) at the rate in effect on the termination date for a period of twelve (12) months following the termination date, contributions to the premium cost of Mr. McKinstray’s continued participation in the Company’s group medical and dental plans, subject to any applicable employee contribution, for a period of twelve (12) months following the termination date, and the prorated amount of any annual bonus awarded in the current year but unpaid on the termination date, with such bonus payable at the same time as bonuses are paid to Company executives generally.

The Employment Agreement contains customary provisions regarding the reimbursement of business and travel expenses, an officers indemnification agreement, protection of confidential information, assignment of intellectual property and non-disparagement, as well as certain restrictive covenants regarding non-competition, non-solicitation of customers and non-solicitation of employees that apply during Mr. McKinstray’s term of employment and for a period of eighteen (18) months after termination of his employment for whatever reason.

Transition Agreement with Laurie Hough

On December 1, 2025, the Company entered into a transition agreement (the “Transition Agreement”) with Ms. Hough. Pursuant to the terms of the Transition Agreement, Ms. Hough will continue to perform services for the Company through May 31, 2026. During the transition period, Ms. Hough will continue to receive her current base salary, and will continue to be eligible to participate in the Company’s annual and long-term incentive programs and all insurance and benefit plans. Subject to the terms and conditions of the Transition Agreement, the Company has agreed to pay Ms. Hough severance pay in the amount of $556,000, representing twelve months of base salary continuation. Vesting of each of Ms. Hough’s equity awards shall continue while she is employed with the Company, subject to the terms of each award agreement and the Plan, and certain of Ms. Hough’s equity awards shall continue to vest following the termination of her services for the Company. The Transition Agreement also includes customary provisions regarding cooperation, confidentiality, non-competition, non-solicitation and non-disparagement and a general release of any potential claims against the Company.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the CFO transition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release, and the information set forth therein, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release issued by Champion Homes, Inc. on December 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champion Homes, Inc.

Date:	December 2, 2025	By:	/s/ Laurel Krueger
Laurel Krueger Senior Vice President, General Counsel and Secretary